EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 23, 2006 relating to the financial statements and financial statement schedule, which appears in Merix Corporation’s Annual Report on Form 10-K for the year ended May 26, 2007.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

August 17, 2007